SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

   ----------------------------------------------------------



                            FORM 8-K



                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
               the Securities Exchange Act of 1934




                          July 26, 1996
   ------------------------------------------------------------
                 (Date of earliest event report)



                      WEYERHAEUSER COMPANY
   ------------------------------------------------------------
       (Exact name of registrant as specified in charter)

       Washington              1-4825           91-0470860
    -----------------       ------------      --------------
    (State or other         (Commission       (IRS Employer
    jurisdiction of         File Number)      Identification
    incorporation or                             Number)
     organization)


                    Tacoma, Washington 98477
   ------------------------------------------------------------
            (Address of principal executive offices)
                           (zip code)

       Registrant's telephone number, including area code:
                         (206) 924-2345

Item 5.  Other Events

     On July 23, 1996, Weyerhaeuser Company issued the following press release: "Weyerhaeuser Company announced today that it has agreed to sell its Klamath Falls, Ore., manufacturing operations and 600,000 acres of eastern Oregon forestland to U.S. Timberlands for $309 million, including about 3,000 acres from the Weyerhaeuser Company Foundation for approximately $5 million.

     `We are pleased the future of our eastern Oregon timberlands and Klamath Falls manufacturing operations has been determined, and we know our employees and the people of Klamath Falls will welcome the new owners,' said John W. Creighton, Jr., Weyerhaeuser Company president and chief executive officer.

     Creighton said Weyerhaeuser will sell its hardboard, particleboard and plywood manufacturing plants; 600,000 acres of predominantly pine forestland; and its nursery and seed orchard facilities. Weyerhaeuser employs 700 people in Klamath Falls.

     U.S. Timberlands of Bandon, Ore., and New York, N.Y., is a limited partnership formed to acquire, operate and manage a portfolio of timberlands investments and related assets, principally in North America. Weyerhaeuser's Klamath Falls holdings represent U.S.
Timberlands' first investment.

     `We are happy to welcome the Klamath Falls operations as the beginning of our expanding group, and we look forward to working with employees and becoming part of the Klamath Falls community,' said John
J. Stephens, president of U.S. Timberlands. `We intend to continue the tradition of responsible natural resource management.'

     Stephens said U.S. Timberlands intends to focus on managing the 600,000 acres of predominantly pine forestland and will sell the manufacturing operations and plantsite in a separate transaction. According to Stephens, U.S. Timberlands will sell the three manufacturing plants to Collins Products, L.L.C., a subsidiary of Portland, Ore.-based Collins Holdings, a forest products holding company with timberlands and manufacturing operations in Oregon, California and Pennsylvania.

     James E. Quinn, president of Collins Products said, `We are excited about adding the hardboard, particleboard and plywood operations to our family of mills and look forward to keeping the Klamath Falls operations strong, and an economic force in eastern Oregon.'

     Creighton emphasized that Weyerhaeuser will ensure a smooth transition for its particleboard, hardboard and plywood customers.

     `The buyers are acquiring an operation that is well-managed and profitable,' said Creighton. `The operations have experienced employees who are among the best in the industry. Weyerhaeuser will continue to play a major role in the Pacific Northwest and will concentrate on our Douglas-fir growing regions of Oregon and Washington. We remain strongly committed to our timberlands and wood products businesses.'

     Weyerhaeuser first acquired forestland in Klamath Falls in 1905 and began building manufacturing facilities in the 1920s.

     The transaction, which is subject to certain conditions including regulatory review, is scheduled to close by the end of August."



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WEYERHAEUSER COMPANY

                                   By   /s/ Sandy D. McDade
                                        ---------------------
                                   Its: Secretary
Date:  July 26, 1996